UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2023

Advantage Solutions Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38990	83-4629508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15310 Barranca Parkway, Suite 100
Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 797-2900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ADV	NASDAQ Global Select Market
Warrants exercisable for one share of Class A common stock at an exercise price of $11.50 per share	ADVWW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 25, 2023, Advantage Solutions Inc. (the “Company”) received a written notification from The Nasdaq Stock Market LLC (“Nasdaq”) regarding its noncompliance with Nasdaq Listing Rule 5605(c)(2) (“Rule 5605”), which requires, among other things, that the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company (the “Board”) be comprised of a minimum of three independent directors. As previously disclosed on November 23, 2022, Ronald Blaylock, one of the Company’s directors, ceased serving on the Audit Committee as of November 23, 2022, and as a result, the Company’s Audit Committee is currently comprised of only two independent directors resulting in the noncompliance. In accordance with Nasdaq Listing Rule 5605(c)(4), the Company is granted a cure period in order to regain compliance with Rule 5605 lasting until (a) the earlier of the Company’s next annual stockholders’ meeting or November 23, 2023, or (b) if the next annual stockholders’ meeting is held before May 22, 2023, May 22, 2023. The Company intends to appoint a third independent director to the Audit Committee, and thereby regain compliance with Rule 5605, prior to the end of the cure period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVANTAGE SOLUTIONS Inc.

Date:	January 27, 2023	By:	/s/ Brian Stevens
Brian Stevens Chief Financial Officer and Chief Operating Officer